UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 8, 2013

INDEPENDENCE HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	010306	58-1407235
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

96 Cummings Point Road, Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (203) 358-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240a-12)

⁯Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.02 Results of Operations and Financial Condition.

The information set forth under this Item 2.02 (Results of Operations and Financial Condition) is intended to be furnished. Such information, including the Exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities and Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

On May 8, 2013, Independence Holding Company issued a news release announcing its 2013 First-Quarter results, a copy of which is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)

Exhibits:

Exhibit 99.1

News Release of Independence Holding Company dated May 8, 2013: Independence Holding Company Announces 2013 First-Quarter Results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INDEPENDENCE HOLDING COMPANY

(Registrant)

By: Teresa A. Herbert /s/ Teresa A. Herbert Teresa A. Herbert Senior Vice President and Chief Financial Officer	Date:	May 8, 2013

INDEPENDENCE HOLDING COMPANY	CONTACT: DAVID T. KETTIG
96 CUMMINGS POINT ROAD	(212) 355-4141 Ext. 3047
STAMFORD, CONNECTICUT 06902	www.IHCGroup.com
NYSE: IHC

NEWS RELEASE

INDEPENDENCE HOLDING COMPANY ANNOUNCES

2013 FIRST-QUARTER RESULTS

Stamford, Connecticut, May 8, 2013. Independence Holding Company (NYSE: IHC) today reported 2013 first-quarter results.

Financial Results

Net income per share attributable to IHC increased 20% to $.26 per share, diluted, or $4,701,000, for the three months ended March 31, 2013 compared to $.22 per share, diluted, or $3,922,000, for the three months ended March 31, 2012.

Revenues increased 35% to $137,882,000 for the three months ended March 31, 2013 compared to revenues for the three months ended March 31, 2012 of $102,156,000, primarily due to an increase in premium revenue.

Chief Executive Officer’s Comments

Roy Thung, Chief Executive Officer, commented, “We continue to be encouraged by the significant increase in the profitability and growth (gross stop-loss premiums increased 31% from the prior year first quarter) of our direct written stop-loss business.   We attribute these increases to the more efficient and controlled model of writing the majority of our medical stop-loss on a direct basis. We are hopeful of similar increases for the remainder of the year. We are also encouraged by the performance of our group life, disability and DBL business, and our expansion into new lines of business, including pet, non-subscriber occupational accident and international insurance. Our first quarter was adversely affected by the establishment of a reserve, net of recoveries, for a potential lawsuit related to a fully insured program written through a managing general underwriter (MGU) in 2007.  This MGU was terminated in 2008.  In addition, we also accrued for an increase in reserves related to an AMIC stop-loss producer that has been terminated. The total of these two charges decreased our income before income taxes by $3.2 million.   Our overall investment portfolio continues to be very highly rated (on average, AA), and has a duration of approximately six years. Our book value has increased to $16.16 per share at March 31, 2013 from $15.93 per share at December 31, 2012 and our total stockholders’ equity of $289 million is an all-time high. Since January 1, 2013 to date, the Company has repurchased approximately 230,000 shares of its common stock at an average cost of $10.19 per share.”

About Independence Holding Company

IHC is a holding company principally engaged in the life and health insurance business and the acquisition of blocks of policies through its insurance company subsidiaries (Standard Security Life Insurance Company of New York, Madison National Life Insurance Company, Inc. and Independence American Insurance Company) and its marketing and administrative affiliates.  Standard Security Life markets medical stop-loss, small group major medical, short-term medical, major medical for individuals and families, limited medical, group long and short-term disability and life, dental, vision and various supplemental products. Madison Life sells group life and disability, employer medical stop-loss, small group major medical, major medical for individuals and families, short-term medical, dental, individual life insurance, and various supplemental products. Independence American offers major medical for individuals and families, medical stop-loss, small group major medical, short-term medical, pet insurance, and non-subscriber occupational accident and international coverages. IHC owns certain subsidiaries through its majority ownership of American Independence Corp. (NASDAQ: AMIC), which is a holding company principally engaged in the insurance and reinsurance business.

Certain statements and information contained in this release may be considered “forward-looking statements,” such as statements relating to management's views with respect to future events and financial performance.  Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements.  Potential risks and uncertainties include, but are not limited to, economic conditions in the markets in which IHC operates, new federal or state governmental regulation, IHC’s ability to effectively operate, integrate and leverage any past or future strategic acquisition, and other factors which can be found in IHC’s other news releases and filings with the Securities and Exchange Commission.  IHC expressly disclaims any duty to update its forward-looking statements or earnings guidance, and does not undertake to provide any such guidance in the future.

INDEPENDENCE HOLDING COMPANY

FIRST QUARTER REPORT

March 31, 2013

(In Thousands, Except Per Share Data)

	Three Months Ended
	March 31,
	2013		2012
REVENUES
Premiums earned	$117,368		$83,774
Net investment income	8,001		8,751
Fee income	6,542		7,421
Net realized investment gains	4,619		1,137
Other-than-temporary impairment losses	-		(83)
Other income	1,352		1,156
	137,882		102,156

EXPENSES
Insurance benefits, claims and reserves	85,460		57,135
Selling, general and administrative expenses	42,880		36,472
Amortization of deferred acquisition costs	1,440		1,594
Interest expense on debt	487		539
	130,267		95,740

Income before income taxes	7,615		6,416
Income taxes	2,575		2,086

Net Income	5,040		4,330
Less income from noncontrolling interests in
subsidiaries	(339)	(408)	(408)

NET INCOME ATTRIBUTABLE TO IHC	$4,701		$3,922

Basic income per common share	$.26		$.22

WEIGHTED AVERAGE BASIC SHARES OUTSTANDING	17,919		18,029

Diluted income per common share:	$.26		$.22

WEIGHTED AVERAGE DILUTED SHARES
OUTSTANDING	18,040		18,176

As of May 3, 2013, there were 17,853,244 common shares outstanding, net of treasury shares.